Exhibit 11



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "General Information" in the Statement of Additional Information and to the use of our report dated July 21, 1995, on the statement of assets and liabilities of The Olstein Funds (comprising The Olstein Financial Alert Fund) as of July 3, 1995 in this Post-Effective Amendment Number 1 to Registration Statement Number 33-91770 (Form N-1A).




                                              /s/ Ernst & Young LLP


Baltimore, Maryland
March 27, 1996